UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2007

TEXAS INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-4887	75-0832210
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1341 West Mockingbird Lane
Dallas, Texas	75247
(Address of principal executive offices	(Zip Code)

Registrant’s Telephone Number, including area code: (972) 647-6700

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

First Amended and Restated Credit Agreement

On August 15, 2007,Texas Industries, Inc. (the “Company”) entered into the First Amended and Restated Credit Agreement with Bank of America, N.A., as Administrative Agent and lender, L/C Issuer and Swing Line Lender, UBS Securities LLC, as Syndication Agent, Wells Fargo Bank, National Association, Comerica Bank and Wachovia Bank, National Association, as Co-Documentation Agents and lenders, and other lenders (the “Amended and Restated Credit Agreement”). The Amended and Restated Credit Agreement amends and restates the Credit Agreement dated as of June 30, 2005, and continues to provide for a $200 million senior revolving credit facility (the “credit facility”), but the credit facility is no longer secured and the principal amount may be increased by up to an additional $100 million at the option of the Company, provided that the lenders that are parties to the Amended and Restated Credit Agreement and such additional lenders as are invited by the Company and approved by the Administrative Agent provide commitments for the additional principal amount. The Company’s subsidiaries have guaranteed the Amended and Restated Credit Agreement.

The credit facility will mature on August 15, 2012. It includes a $15 million sub-limit for swing line loans and a $50 million sub-limit for letters of credit. Amounts drawn under the credit facility will bear annual interest at either the LIBOR rate plus a margin of 0.75% to 2.0% or a base rate (which will be the higher of the federal funds rate plus 0.5% and the prime rate established by Bank of America, N.A.) plus a margin of up to 1.0%. The interest rate margins are based on the Company’s leverage ratio. The commitment fee calculated on the unused portion of the credit facility will range from 0.15% to 0.4% per year based on the Company’s leverage ratio. The Company may terminate the Credit Agreement at any time.

The Credit Agreement contains a number of negative covenants restricting, among other things, prepayment or redemption of the Company’s 7¼% Senior Notes, distributions and dividends on and repurchases of capital stock and other equity interests, acquisitions and investments, indebtedness, liens and affiliate transactions. The Company is required to comply with certain financial tests and to maintain certain financial ratios, such as leverage and interest coverage ratios. The Credit Agreement contains customary events of default. If an event of default occurs, the lenders may terminate their commitments to lend, declare the unpaid principal and interest immediately due and payable, require cash collateralization of outstanding letters of credit and exercise any other remedies available to them.

A copy of the Amended and Restated Credit Agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 15, 2007, the Company amended its financial obligations as set forth in Item 1.01, above.

Item 9.01     Financial Statements and Exhibits.

(c)      Exhibits.

10.1
First Amended and Restated Credit Agreement, dated August 15, 2007, among the Company, Bank of America, N.A., as Administrative Agent and lender, L/C Issuer and Swing Line Lender, UBS Securities LLC, as Syndication Agent, Wells Fargo Bank, National Association, Comerica Bank and Wachovia Bank, National Association, as Co-Documentation Agents and as lenders, and other lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Texas Industries, Inc.

By:	/s/ Frederick G. Anderson
Frederick G. Anderson
Vice President and General Counsel
Date:	August 16. 2007

EXHIBIT INDEX

Exhibit
Number Description

10.1
First Amended and Restated Credit Agreement, dated August 15, 2007, among the Company, Bank of America, N.A., as Administrative Agent and lender, L/C Issuer and Swing Line Lender, UBS Securities LLC, as Syndication Agent, Wells Fargo Bank, National Association, Comerica Bank and Wachovia Bank, National Association, as Co-Documentation Agents and as lenders, and other lenders.